                                               Filed pursuant to Rule 424(b)(2)
                                                         SEC File No. 333-26343
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 9, 1997)

                                 $100,000,000

                                DILLARD'S, INC.

                             6 5/8% NOTES DUE 2018
                    INTEREST PAYABLE JANUARY 15 AND JULY 15

                               ----------------

  The Notes will mature on January 15, 2018 and will not be redeemable prior to maturity. The Notes will be represented by one or more Global Notes registered in the name of a nominee of The Depository Trust Company, as depositary (the "Depositary"). Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the participants of the Depositary. Except as described in the Prospectus, Notes in certificated form will not be issued in exchange for the Global Notes.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
     PASSED UPON THE  ACCURACY OR ADEQUACY OF  THIS PROSPECTUS SUPPLEMENT
      OR  THE  PROSPECTUS.  ANY  REPRESENTATION TO  THE  CONTRARY  IS  A
        CRIMINAL OFFENSE.

                               ----------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                   UNDERWRITING
                                       PRICE TO   DISCOUNTS AND   PROCEEDS TO
                                       PUBLIC(1)  COMMISSIONS(2) COMPANY(1)(3)
------------------------------------------------------------------------------
Per Note.............................   99.768%       .875%         98.893%
------------------------------------------------------------------------------
Total................................ $99,768,000    $875,000     $98,893,000

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from January 12, 1998.

(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

(3) Before deduction of expenses payable by the Company estimated at $100,000.

                               ----------------

  The Notes are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Simpson Thacher & Bartlett, counsel for the Underwriters, and certain other conditions. It is expected that delivery of the Notes will be made on or about January 12, 1998, through the book-entry facilities of The Depository Trust Company, against payment therefor in immediately available funds.

                               ----------------

CHASE SECURITIES INC._____________________________________________STEPHENS INC.

                               ----------------

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 7, 1998.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVERALLOTMENT, STABILIZING TRANSACTIONS AND SYNDICATE SHORT COVERING TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "THE UNDERWRITERS."

                               ----------------

                                USE OF PROCEEDS

  The net proceeds to be received by the Company from the sale of the Notes offered hereby (the "Notes") will be used to reduce commercial paper indebtedness, the proceeds of which were used for working capital.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the Company for each of the years in the five year period ended February 1, 1997 and for the nine months ended November 1, 1997 and November 2, 1996. For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges (less capitalized interest), and fixed charges consist of interest expense, capitalized interest and the interest portion of rental expense which is approximated at one-third of rent expense.

      NINE MONTHS ENDED                           FISCAL YEAR ENDED
   -------------------------------------------------------------------------------------
   NOVEMBER 1,   NOVEMBER 2, FEBRUARY 1, FEBRUARY 3, JANUARY 28, JANUARY 29, JANUARY 30,
      1997          1996        1997        1996*       1995        1994        1993
   -----------   ----------- ----------- ----------- ----------- ----------- -----------
      3.08          2.92        3.61        2.86        3.72        3.57        3.59

--------
* 53 weeks.

                             DESCRIPTION OF NOTES

GENERAL

  The Notes are to be issued under an Indenture dated May 15, 1988 (as supplemented, the "Indenture") between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Trustee"). Provisions of the Indenture are more fully described under "Description of Debt Securities" in the Prospectus to which reference is hereby made.

  The Notes will mature on January 15, 2018. Interest on the Notes will accrue from January 12, 1998 and will be payable semiannually, on each January 15 and July 15, beginning July 15, 1998, to the persons in whose names the Notes are registered at the close of business on the January 1 or July 1 prior to the payment date at the annual rate set forth on the cover page of this Prospectus Supplement.

  The Notes will be issued only in book-entry form through the facilities of the Depositary, and will be in denominations of $1,000 and integral multiples thereof. Transfers or exchanges of beneficial interests in Notes in book-entry form may be effected only through a participating member of the Depositary. See "Global Notes". As described in the Prospectus under "Description of Debt Securities -- Global Notes," under certain circumstances Notes may be issued in certificated form in exchange for the Global Notes. In the event that Notes are issued in certificated form, such Notes may be transferred or exchanged at the offices described in the immediately following paragraph.

  Payments on Notes issued in book-entry form will be made to the Depositary. In the event Notes are issued in certificated form, principal and interest, if any, will be payable, the transfer of the Notes will be registrable, and Notes will be exchangeable for Notes bearing identical terms and provisions at the office of the Trustee in The City of New York designated for such purpose, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as shown on the Securities Register.

  The Notes are not redeemable prior to maturity and are not entitled to any sinking fund.

  By Board Resolution the Company has established that the defeasance provisions described under "Defeasance of Offered Debt Securities or Certain Covenants in Certain Circumstances" and the event of default described in subparagraph (e) under "Events of Default" in the Prospectus will be applicable to the Notes.

GLOBAL NOTES

  The Notes will be issued in whole or in part in the form of one or more Global Notes deposited with, or on behalf of the Depositary, and registered in the name of a nominee of the Depositary. Except under the limited circumstances described in the Prospectus under "Description of Debt Securities -- Global Notes," owners of beneficial interests in Global Notes will not be entitled to physical delivery of Notes in certificated form. Global Notes may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor of the Depositary or a nominee of such successor.

  The Depositary has advised the Company and the Underwriter as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movements of securities certificates. The Depositary's participants include securities brokers and dealers (including the Underwriter), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

                               THE UNDERWRITERS

  Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof, Chase Securities Inc. and Stephens Inc. (the "Underwriters") have severally agreed to purchase, and the Company has agreed to sell to each of the Underwriters, the aggregate principal amount of Notes set forth opposite its name below.

      UNDERWRITER                                               PRINCIPAL AMOUNT
      -----------                                               ----------------
      Chase Securities Inc. ...................................   $ 50,000,000
      Stephens Inc. ...........................................   $ 50,000,000
                                                                  ------------
        Total..................................................   $100,000,000
                                                                  ============

  The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Notes is subject to the approval of certain legal matters by its counsel and to certain other conditions. The Underwriters are obligated to take and pay for all the Notes if any are taken.

  The Underwriters propose to offer part of the Notes directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of .50% of the principal amount of the Notes. The Underwriters may allow, and such dealers may reallow, a concession not in excess of .25% of the principal amount of the Notes to certain other dealers. After the initial public offering, the public offering price, concession and reallowance may be changed.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The Company does not intend to apply for listing of the Notes on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Notes as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes and any such market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes.

  In connection with the offering, Chase Securities Inc., on behalf of the Underwriters, may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. Such activities, if commenced, may be discontinued at any time.

  In the ordinary course of their respective businesses, Chase Securities Inc. and its affiliates have engaged, and may in the future engage, in general financing and banking transactions and services with the Company and its affiliates. The Trustee is an affiliate of Chase Securities Inc. William B. Harrison, Jr., Vice Chairman of The Chase Manhattan Corporation, parent of Chase Securities Inc., is a director of the Company. William Dillard II, President and Chief Operating Officer of the Company, is an advisory director of Texas Commerce Bank National Association, an affiliate of Chase Securities Inc. Jackson T. Stephens, Chairman of Stephens Group, Inc., parent of Stephens Inc., is a director of the Company.

                        DILLARD DEPARTMENT STORES, INC.

                                DEBT SECURITIES

                               ----------------

  The Company may from time to time offer Debt Securities consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series at an aggregate initial offering price not to exceed U.S. $500,000,000 or its equivalent in any other currency or composite currency. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The accompanying Prospectus Supplement sets forth with regard to the series of Debt Securities in respect of which this Prospectus is being delivered the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in a composite currency), maturity, rate (which may be fixed or variable), if any, and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any terms regarding payment in or on the basis of currencies other than U.S. dollars, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities.

  The Company may sell Debt Securities through underwriters, dealers or agents, or directly to one or more purchasers. The Prospectus Supplement will set forth the names of underwriters, dealers or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from any such sale. See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers, agents and purchasers.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                  The date of this Prospectus is May 9, 1997.

                             AVAILABLE INFORMATION

  Dillard Department Stores, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, such material may be accessed at the Commission's Web site (http://www.sec.gov). Such material may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 on which certain of the Company's securities are listed.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following document, filed with the Commission, is hereby incorporated by reference in this Prospectus: the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

  All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents incorporated herein by reference, other than the exhibits to such information (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Dillard Department Stores, Inc., 1600 Cantrell Road, Little Rock, Arkansas 72201, Attention: James E. Darr, Jr., telephone (501) 376-5200.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus, including any documents that are incorporated by reference as set forth in "Incorporation of Certain Documents by Reference," contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are indicated by words or phrases such as "anticipate," "estimate," "projects," "management believes," "the Company believes" and similar words or phrases. Such statements are subject to certain risks, uncertainties or assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

                                  THE COMPANY

  Dillard Department Stores, Inc. is a regional group of department stores operating, as of February 1, 1997, 250 stores in Alabama, Arizona, Arkansas, Colorado, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Mississippi, Missouri, Nebraska, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Texas and Utah. The stores vary from 44,000 square feet to 409,000 square feet in size, with the area of typical stores ranging between 80,000 to 220,000 square feet, and the average store size being approximately 160,000 square feet. The stores are owned either by the Company or a wholly owned subsidiary, with the exception of 64 stores, which are leased from third parties. The stores feature branded and private label goods in the middle to upper-middle price ranges and cater to a broad spectrum of the population. With minor exceptions, all stores are full-line department stores and sell quality name-brand and private label apparel and accessories for men, women and children, as well as accessories for the home such as linens and domestics, china, silverware, draperies and housewares. Special emphasis is placed on fashion-oriented apparel, home furnishings and electronics.

  The Company is incorporated under the laws of the State of Delaware. The executive offices of the Company are located at 1600 Cantrell Road, Little Rock, Arkansas 72201, telephone number: (501) 376-5200.

                                USE OF PROCEEDS

  Except as may be set forth in an applicable Prospectus Supplement accompanying this Prospectus, the net proceeds to be received by the Company from the issuance of up to $500,000,000 aggregate principal amount of the Company's debt securities (the "Debt Securities") offered hereby will be used to reduce short-term and other indebtedness, to finance the Company's operations and for other general corporate purposes.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the Company for each of the years in the five year period ended February 1, 1997. For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges (less capitalized interest), and fixed charges consist of interest expense, capitalized interest and the interest portion of rental expense which is approximated at one-third of rent expense.

                                    FISCAL YEAR ENDED
               ------------------------------------------------------------------------
               FEB. 1,     FEB. 3,           JAN. 28,         JAN. 29,         JAN. 30,
                1997        1996*              1995             1994             1993
               -------     -------           --------         --------         --------
               3.61          2.86              3.72             3.57             3.59

--------
* 53 weeks

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities") are to be issued under an Indenture dated as of May 15, 1988, as supplemented by a First Supplemental Indenture dated as of December 16, 1988, and a Second Supplemental Indenture dated as of September 14, 1990 (the Indenture, as supplemented, being referred to herein as the "Indenture") between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular sections of, or terms defined in, the Indenture are referred to, such sections or defined terms are incorporated herein by reference.

GENERAL

  The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

  The Indenture does not limit the aggregate principal amount of the Debt Securities or of any particular series of Offered Debt Securities and provides that Debt Securities may be issued thereunder from time to time in one or more series. All Debt Securities of any series need not be issued at the same time or bear interest at the same rate or mature on the same date.

  Reference is made to the Prospectus Supplement (the "Prospectus Supplement") relating to the Offered Debt Securities for the following terms thereof: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the rate or rates per annum (or the method of calculating such rates) at which the Offered Debt Securities will bear interest, if any, and the date from which such interest, if any, will accrue; (5) the Interest Payment Dates on which any such interest on the Offered Debt Securities will be payable and the Regular Record Date for any interest payable on any Offered Debt Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a global Debt Security (a "Global Note") on an Interest Payment Date will be paid if other than in the manner described under "Global Notes" below; (6) the dates, if any, on which and the price or prices at which the Offered Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provisions of any such sinking funds; (7) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the holder thereof and other detailed terms and provisions of any such optional redemption; (8) the right of the Company to defease the Offered Debt Securities or certain covenants under the Indenture; (9) the currency or currencies, which may be a composite currency such as the European Currency Unit, of payment of principal of and premium, if any, and interest on the Offered Debt Securities, if other than U.S. Dollars; (10) whether the Offered Debt Securities are to be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; (11) whether the Offered Debt Securities are to be issued in whole or in part in the form of one or more Global Notes and, if so, the identity of the depositary, if any, for such Global Note or Notes; (12) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to the Offered Debt Securities; (13) any index used to determine the amount of payments of principal of and premium, if any, and interest on the Offered Debt Securities; and (14) any other terms of the Offered Debt Securities not inconsistent with the terms of the Indenture.

  Unless otherwise indicated in the Prospectus Supplement relating thereto, principal of and any premium and interest on the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the corporate trust office of the Trustee in New York, New York, provided that, at the option of the Company, payment of any interest may be made by check mailed to the address of the person entitled thereto as it appears in the Security Register. Unless otherwise indicated in the Prospectus Supplement relating thereto, payment of any interest due on any Offered Debt Security will be made to the Person in whose name such Offered Debt Security is registered at the close of business on the Regular Record Date for such interest. (Sections 301, 305, 307 and 1002)

  Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof, and no service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302 and 305)

  Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. Special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating to any such Original Issue Discount Securities.

GLOBAL NOTES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Notes that will be deposited with or on behalf of a depositary located in the United States (a "Depositary") identified in the Prospectus Supplement relating to such series.

  The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Note to be deposited with or on behalf of a Depositary will be represented by a Global Note registered in the name of such Depositary or its nominee. Upon the issuance of a Global
Note in registered form, the Depositary for such Global Note will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Note to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Note. Ownership of beneficial interests in Global Notes by persons that hold through participants will be effected only through records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

  So long as the Depositary for a Global Note, or its nominee, is the registered owner of such Global Note, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Note will not be entitled to have Debt Securities of the series represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payment of principal of, premium, if any, and any interest on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Note representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium, or interest in respect of a permanent Global Note, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interest in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  A Global Note may not be transferred except as a whole by the Depositary for such Global Note to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 304(b)) If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue Debt Securities in definitive registered form in exchange for the Global Note or Notes representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities represented by one or more Global Notes and, in such event, will issue Debt Securities in definitive registered form in exchange for all the Global Notes representing such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Note equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

CERTAIN COVENANTS OF THE COMPANY

  Restrictions on Liens. The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as a "Mortgage" or "Mortgages") upon any Operating Property or Operating Asset of the Company or any Restricted Subsidiary, whether such assets are now owned or hereafter acquired, without in any such case effectively providing that the Debt Securities (together with, if the Company shall so determine, any other Indebtedness ranking equally with the Debt Securities) shall be secured equally and ratably with such Indebtedness except that the foregoing restrictions shall not apply to (i) the giving, simultaneously with or within 180 days after the latest of May 15, 1988, or the acquisition or construction of such property, of a purchase money Mortgage on property acquired or constructed after May 15, 1988, or the acquisition after May 15, 1988, of property subject to any Mortgage which is limited to such property and which secures Indebtedness not in excess of the lesser of the cost or fair market value of such property, (ii) the giving by the Company or a Restricted Subsidiary of a Mortgage on real property which is the sole security for Indebtedness incurred within two years after the latest of May 15, 1988, the acquisition of the property or completion of the first substantial improvements thereon, provided that the Indebtedness does not exceed the lesser of the cost of the property and improvements or their fair market value and the holder of such Indebtedness is entitled to enforce its payment only by resorting to such security, and (iii) Mortgages, or renewals thereof, existing on the date of the Indenture or on assets of a Restricted Subsidiary existing on the date it became a Subsidiary. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume Mortgages in addition to those permitted above, and renew, extend or replace such Mortgages provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt does not exceed 5% of Consolidated Net Tangible Assets. (Section 1007) On May 15, 1988, no Operating Properties were subject to any liens.

  Restrictions on Sale and Leaseback Transactions. The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Operating Property or Operating Asset which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person (a "Sale and Leaseback Transaction") unless the net proceeds of such sale or transfer have been determined by the Company's Board of Directors to be at least equal to the fair value of such Operating Property or Operating Assets at the time of such sale and transfer and (i) within 180 days after the receipt of the proceeds of such sale and transfer, either the Company or any Restricted Subsidiary applies an amount equal to such net proceeds to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt of the Company or such Restricted Subsidiary, or (ii) the Company or such Restricted Subsidiary would be entitled, at the time of the effective date of such sale or transfer, to incur indebtedness secured by a Mortgage on such Operating Property or Operating Assets in an amount at least equal to the Attributable Debt in respect thereof, without equally and ratably securing the Debt Securities pursuant to the "Restrictions on Liens" described above. The foregoing restriction shall not apply to

(i) any Sale and Leaseback Transaction for a term of not more than two years, including renewals, (ii) in the case of any Operating Property acquired or constructed subsequent to May 15, 1986, any Sale and Leaseback Transaction with respect thereto (including presently owned real property upon which such Operating Property is to be constructed) if a binding commitment is entered into within two years after the later of the acquisition of the property or completion of the first substantial improvements thereon and (iii) any Sale and Leaseback Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries provided that the lessor shall be the Company or a wholly-owned Restricted Subsidiary. (Section 1008)

  Exempted Debt. Notwithstanding the restrictions in the Indenture on (i) Mortgages and (ii) Sale and Leaseback Transactions, the Company or its Restricted Subsidiaries may, in addition to amounts permitted under such restrictions, create Indebtedness secured by Mortgages, or enter into Sale and Leaseback Transactions, provided that, after giving effect thereto, the aggregate outstanding amount of all such Indebtedness secured by Mortgages plus Attributable Debt resulting from such Sale and Leaseback Transactions does not exceed 5% of Consolidated Net Tangible Assets (collectively, the "Exempted Debt"). (Sections 1007(b) and 1008(b))

  No Special Protection in the Event of a Highly Leveraged Transaction. Unless otherwise indicated in the Prospectus Supplement relating thereto, the terms of the Offered Debt Securities will not afford the holders special protection in the event of a highly leveraged transaction.

CERTAIN DEFINITIONS

Set forth below are certain significant terms which are defined in Section 101 of the Indenture:

  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the actual rate of interest of such transaction) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

  "Capitalized Lease Obligations" means obligations created pursuant to leases which are required to be shown on the liability side of a balance sheet in accordance with generally accepted accounting principles.

  "Consolidated" when used with respect to any of the terms defined in the Indenture, refers to such terms as reflected in a consolidation of the accounts of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles.

  "Funded Debt" means indebtedness which matures more than one year from the date of computation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date, but, generally, shall not include obligations created pursuant to leases.

  "Indebtedness" means, generally, all obligations for borrowed money, including obligations secured by liens on property owned by a person whether or not such person is directly liable therefor.

  "Investment" means and includes any investment in stock, evidences of indebtedness, loans or advances, however made or acquired, but shall not include accounts receivable of the Company or of any Restricted Subsidiary arising from transactions in the ordinary course of business, or any evidences of indebtedness, loans or advances made in connection with the sale to any Subsidiary of accounts receivable of the Company or any Restricted Subsidiary arising from transactions in the ordinary course of business of the Company or any Restricted Subsidiary.

  "Net Tangible Assets" means the total amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet after deducting therefrom (i) all liability items except Funded Debt, Capitalized Lease Obligations, stockholders' equity and reserves for deferred income taxes, (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each such case would be so included on such balance sheet, (iii) Investments (less applicable reserves) in, or equity in the net assets of, Non-Restricted Subsidiaries in excess of the amount of such Investments and equity in net assets on January 30, 1988, and (iv) capitalized property rights created pursuant to Capitalized Lease Obligations. As of January 30, 1988, the amount of Investments in, or equity in the net assets of, Non-Restricted Subsidiaries totaled approximately $308,320,000.

  "Operating Assets" means all merchandise inventories, furniture, fixtures and equipment (including all transportation and warehousing equipment but excluding office equipment and data processing equipment) owned by the Company or a Restricted Subsidiary.

  "Operating Property" means all real property and improvements thereon owned by the Company or a Restricted Subsidiary and constituting, without limitation, any store, warehouse, service center or distribution center wherever located; provided that such term shall not include any store, warehouse, service center or distribution center which the Company's Board of Directors declares by resolution not to be of material importance to the business of the Company and its Restricted Subsidiaries.

  "Restricted Subsidiaries" means all Subsidiaries other than Non-Restricted Subsidiaries. "Non-Restricted Subsidiaries" means (i) any Subsidiary so designated by the Board of Directors of the Company in accordance with the Indenture, and (ii) any other Subsidiary of which the majority of the voting stock is owned directly or indirectly by one or more Non-Restricted Subsidiaries. The Indenture provides that the Company's Board of Directors may change the designations of Restricted Subsidiaries and Non-Restricted Subsidiaries. (Section 1009) Initially the Company will have no Restricted Subsidiaries.

  "Senior Funded Debt" means all Funded Debt of the Company or any person (except Funded Debt, the payment of which is subordinated to the payment of the Debt Securities).

  "Subsidiary" means any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation or business entity is at the time owned or controlled by the Company, or by the Company and one or more Subsidiaries, or by any one or more Subsidiaries.

MERGER AND CONSOLIDATION

  The Indenture provides that the Company may, without the consent of the Holders of the Debt Securities, consolidate with or merge into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, provided that in any such case (i) the successor corporation shall be a domestic corporation and such corporation shall assume by a supplemental indenture the Company's obligations under the Indenture and the Debt Securities, (ii) immediately after such transaction, no Event of Default shall have happened and be continuing, and (iii) if as a result of any such merger, consolidation, or such conveyance, transfer or lease an Operating Property of the Company would become subject to a Mortgage which would not be permitted under "Restrictions on Liens" described above, the Debt Securities would be secured, equally and ratably with (or prior to) all indebtedness so secured. Upon compliance with these provisions by a successor corporation, the Company (except in the case of a lease) would be relieved of its obligations under the Indenture and the Debt Securities. (Sections 801 and 802)

EVENTS OF DEFAULT

  The following will be Events of Default under the Indenture with respect to Debt Securities of any series: (a) default in payment of principal of or premium, if any, on any Debt Security of that series when due; (b)
default in payment of any interest on any Debt Security of that series when due, continued for 30 days; (c) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series; (d) default in the performance or breach of any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with or which has been included in the Indenture solely for the benefit of series ofDebt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (e) if so specified in the Prospectus Supplement accompanying this Prospectus that this clause (e) shall apply to the Debt Securities of that series (and set forth in the Prospectus Supplement relating to the Debt Securities of that series), acceleration of any indebtedness for money borrowed by the Company under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not discharged within 10 days after written notice as provided in the Indenture; (f) bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Debt Securities of that series. No Event of Default with respect to a particular series of Debt Securities issued under the Indenture (except as to such events in bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. (Section
501)

  If an Event of Default with respect to Debt Securities of any series at the time Outstanding shall occur and be continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may, by a notice in writing to the Company (and to the Trustee if given by Holders), declare to be due and payable immediately the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series. However, at any time after such a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, with respect to Debt Securities of that series have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see "Modification and Waiver" herein. Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

  Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security and indemnity. (Sections 601 and 603) Subject to such provisions for security and indemnification of the Trustee and certain other rights of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

  No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless also the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable security and indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) Notwithstanding the foregoing, the Holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of (and premium, if any) and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Section 508)

  The Indenture requires the Company to furnish to the Trustee annually a statement as to compliance with the Indenture. (Section 1011) The Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any series of any default (except in payment of principal, any premium, interest or any sinking fund payments) with respect to Debt Securities of such series if it considers it in the interest of the Holders of Debt Securities of such series to do so. (Section 602)

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of each series affected by such modifications or amendments; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or the premium (if any) or any interest on, any Debt Security or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration, (c) change the place or currency of payment of principal of, or premium (if any) or interest on, any Debt Security, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after the stated maturity date, or (e) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

  The Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1012) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series except a default in the payment of the principal of (or premium, if any) or any interest on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513)

DEFEASANCE OF OFFERED DEBT SECURITIES OR CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

  Defeasance and Discharge. The Indenture provides that the Board of Directors of the Company may provide by resolution that the Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined), which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may only occur if the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to Holders of the Debt Securities of such series; and such discharge will not be applicable to any Debt Securities of such series then listed on the New York Stock Exchange or any other securities exchange if the provision would cause said Debt Securities to be de-listed as a result thereof. (Section 403)

  Defeasance of Certain Covenants. The Indenture provides that the Board of Directors of the Company may by resolution provide that the terms of any series of Debt Securities may provide the Company with the option to omit to comply with certain restrictive covenants described in Sections 1007 through 1009 of the

Indenture. The Company, in order to exercise such option, will be required to deposit with the Trustee money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay principal (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes. (Section 1010)

  Defeasance and Events of Default. In the event the Company exercises its option to omit compliance with certain covenants of the Indenture with respect to any series of Debt Securities and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

  The Prospectus Supplement will state if any defeasance provision will apply to the Offered Debt Securities.

CONCERNING THE TRUSTEE

  The Chase Manhattan Bank (formerly known as Chemical Bank) ("Chase") is the Trustee under the Indenture and is also the trustee under prior indentures between the Company and Chase. Chase maintains normal banking relations with the Company, including participating in and acting as Agent for a credit agreement for the Company and Dillard Investment Co., Inc., a wholly owned subsidiary of the Company ("DIC"). Chase also is the trustee under indentures between DIC and Chase.

                             PLAN OF DISTRIBUTION

  The Company may sell Debt Securities through underwriters, dealers or agents or directly to one or more purchasers. The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement. In the event the Company sells directly to one or more purchasers, the Company's employees will not receive additional compensation in connection with their participation in such sales, and, accordingly, the Company will not register any employees as broker/dealers in reliance upon Rule 3a4-1 as promulgated under the Exchange Act.

  Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

                                 LEGAL MATTERS

  Unless otherwise indicated in the Prospectus Supplement, certain legal matters in connection with the Debt Securities will be passed upon for the Company by Friday, Eldredge & Clark, Little Rock, Arkansas and for the underwriter(s), dealer(s) or agent(s) by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York 10017. William H. Sutton and Paul B. Benham III, partners in Friday, Eldredge & Clark, beneficially own 1,000 and 2,000 shares, respectively, of the Company's Class A Common Stock either directly or indirectly through segregated accounts in a retirement plan maintained by the law firm. Additionally, Mr. Sutton is a director of the Company. Simpson Thacher & Bartlett from time to time acts as counsel in various matters for the Company.

                                    EXPERTS

  The consolidated financial statements of the Company which are incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent certified public accountants. Such financial statements are incorporated herein in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

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  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-
FORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUP-PLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESEN-TATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIR-CUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                           PROSPECTUS SUPPLEMENT
Use of Proceeds............................................................ S-2
Ratio of Earnings to Fixed Charges......................................... S-2
Description of Notes....................................................... S-3
The Underwriters........................................................... S-4
                                PROSPECTUS
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
Disclosure Regarding Forward-Looking Statements............................   2
The Company................................................................   3
Use of Proceeds............................................................   3
Ratio of Earnings to Fixed Charges.........................................   3
Description of Debt Securities.............................................   3
Plan of Distribution.......................................................  11
Legal Matters..............................................................  12
Experts....................................................................  12

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                                 $100,000,000


                                DILLARD'S, INC.


                             6 5/8% NOTES DUE 2018

                                ---------------
                             PROSPECTUS SUPPLEMENT
                                ---------------

                             CHASE SECURITIES INC.
                                 STEPHENS INC.

                                JANUARY 7, 1998

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